SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                   Form 8 - K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934.


       Date of Report (date of earliest event reported): August 28, 1996



                        SIERRA SEMICONDUCTOR CORPORATION
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             (Exact name of registrant as specified in its charter)








        California                     0-19084                    94-2925073
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(State or other jurisdiction of      (Commission              (I.R.S. Employer
incorporation or organization)       File Number)            Identification No.)






                            2075 North Capitol Avenue
                               San Jose, CA 95132
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          (Address, including zip code, of principal executive offices)




       Registrant's telephone number, including area code: (408) 263-9300




                                 Not Applicable
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          (Former name or former address, if changed since last report)






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Item 5.        Other Events

         Sierra Semiconductor Corporation announced its decision to exit the modem chipset business and to put the modem chipset product line up for sale. This action will result in a one-time charge to earnings in the quarter ended September 30, 1996, of approximately $50 million to $80 million.

         Sierra also announced that James V. Diller, Chairman and CEO, will assume the day to day responsibilities of Richard J. Koeltl, Sierra's President and COO, who will be leaving the Company.

         The amount of the third fiscal quarter one-time charge depends on a number of factors which will be determined during September 1996 and will be publicly announced as part of Sierra's third quarter earnings release, currently scheduled for the third week of October 1996.


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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Sierra Semiconductor Corporation






                                          By:     /s/ James V. Diller
                                          Chairman and Chief Executive Officer

Date:  August 29, 1996

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